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                                                            Exhibit 23(d)(9)(b)

                              FIRST AMENDMENT TO
                            SUB-ADVISORY AGREEMENT

   THIS FIRST AMENDMENT, dated as of January 1, 2009 (the "Amendment"), to the Sub-Advisory Agreement, made as of April 30, 2007 (the "Agreement"), is by and between LINCOLN INVESTMENT ADVISORS CORPORATION (the "Adviser") and PYRAMIS GLOBAL ADVISORS, LLC (the "Sub-Adviser").

   WHEREAS, the Adviser and the Sub-Adviser have entered into the Agreement to with respect to management of the assets of the LVIP FI Equity-Income Fund (the "Fund");

   WHEREAS, the Adviser and the Sub-Adviser desire to amend the Agreement to modify the Sub-Adviser's fees;

   NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties agree as follows:

    1. The fee schedule in Section 3 of the Agreement is to be deleted and replaced with the following fee schedule:

          0.40% of the first $250,000,000
          0.35% of the excess over $250,000,000

    2. Except as expressly amended hereby, all provisions of the Agreement remain in full force and effect and are unchanged in all other respects.

    3. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers, all as of the day and year first above written.

                                         LINCOLN INVESTMENT ADVISORS
PYRAMIS GLOBAL ADVISORS, LLC             CORPORATION

/s/ Michael W. Howard                    /s/ Kevin J. Adamson
---------------------------------------  --------------------------------------
Name: Michael W. Howard                  Name: Kevin J. Adamson
Title: Senior Vice President             Title: Second Vice President


Attest:  /s/ Jacquelyn E. Regan          Attest:  /s/ Karen Putman
         ------------------------------           -----------------------------
Name:    Jacquelyn E. Regan              Name:    Karen Putman
Title:   Senior Product Manager          Title:   Securities Fund Specialist

Accepted and agreed to
as of the date first above written:

LVIP FI EQUITY-INCOME FUND,
a series of Lincoln Variable Insurance Products Trust

/s/ Kelly D. Clevenger
--------------------------
Name: Kelly D. Clevenger
Title: Chairman

Attest:  /s/ Karen Putman
         --------------------------
Name:    Karen Putman
Title:   Securities Fund Specialist